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                                                                       Exhibit l

                         CERTIFICATE OF SOLE SHAREHOLDER

     J.P. Morgan Investment Management, Inc., the holder of shares of beneficial interest indicated below, par value $0.001 per share, of JPMorgan Multi-Manager Small Cap Growth Fund ("Small Cap Growth Fund") and JPMorgan Multi-Manager Small Cap Value Fund ("Small Cap Value Fund"), each a series of J.P. Morgan Fleming Series Trust (the "Trust"), does hereby confirm to the Trust its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion thereof.


                                         J.P. Morgan Investment Management, Inc.

                                         By: /s/ George Gatch
                                             ----------------
                                             George Gatch
Dated: February 7, 2003

          NUMBER OF SHARES OF                NUMBER OF SHARES OF
         SMALL CAP GROWTH FUND              SMALL CAP VALUE FUND
         ---------------------              --------------------
                  5,000                              5,000